SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 19, 2011

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2011, Evolving Systems, Inc. (“Company”) entered into new employment agreements with its executive officers, Thaddeus Dupper, CEO & President; Brian R. Ervine, Executive Vice President & Chief Financial and Administrative Officer; Anita T. Moseley, Sr. Vice President & General Counsel; and James King, Vice President of Worldwide Sales & Marketing (the “Executives”).  The new employment agreements replace and supersede all employment agreements (including the Change in Control Agreements but excluding the Indemnification Agreements) in place between the Company and the Executives, except with respect to Mr. King, who resides in the United Kingdom, the new employment agreement amends his existing Terms and Conditions of Employment entered into between Evolving Systems Limited and Mr. King on February 12, 2007.

Pursuant to the new employment agreements, the Company and the Executives agreed to the following:

•      The parties agreed that the Asset Purchase Agreement executed by and between the Company and NeuStar, Inc. did not constitute a change in control.

•      The employment agreements narrowed, over the previous Change in Control Agreements, the incidents that would trigger a Change in Control, removed the 280G tax gross-up and, in the case of Mr. Dupper, Mr. Ervine and Ms. Moseley, reduced severance to be paid in the event of termination of employment on a Change in Control by 6 months.

•      The US-based Executives (Mr. Dupper, Mr. Ervine and Ms. Moseley) will be employed “at-will.”  Mr. King, who resides in the United Kingdom, will be employed pursuant to an employment contract which is customary for employees in the United Kingdom.

•      If the Company terminates the employment of an Executive for reasons other than cause or disability, or the Executive resigns for “Good Reason,” as defined in the employment agreement, the Company will pay the Executive severance equal to 12 months of the executive’s base salary and 100% of the Executive’s target incentive compensation (and, in the case of Mr. King, an additional amount equal to the 50% of his actual commissions paid over the 24 months prior to termination) (collectively referred to in the employment agreements as “Base Severance.”  The Company will also pay a proportionate amount of the US-based Executive’s health and dental insurance premiums, based upon the same proportion and the Company paid at the time the Executive’s employment was terminated, for a period of 12 months, or until the Executive obtains substitute insurance.  Severance and insurance premium payments will be made in equal installments over the 12 months period, based upon the Company’s normal payroll practices.

•      In the event of the occurrence of a Change in Control, as defined in the employment agreements, 50% of the Executive’s then unvested stock options, stock appreciate rights, shares of restricted stock and any other unvested equity awards, if any, will vest. In addition, in the event the Company terminates Executive’s employment without Cause (as defined in the employment agreement) or Executive resigns for Good Reason within 180 days before or 365 days after a Change of Control, Executive is entitled to receive Base Severance as well as additional severance (referred to in the employment agreements as “Enhanced Severance”) as follows:

•      Mr. Dupper and Mr. Ervine, if terminated, will be entitled to additional payments equal to 6 months of their respective base salary and 50% of their target incentive compensation in the year of termination

•      Each terminated Executive will be entitled to be reimbursed for expenses incurred for tax advice, in an amount not to exceed $7,500.

•      Each terminated Executive’s unvested stock options, shares of restricted stock and any other unvested equity awards will vest.

•              Each executive agreed that following termination of employment he or she will not compete with the Company (as defined in the employment agreement), or solicit or entice any employee of the Company to leave the employ of the Company or interfere with the Company’s relationship with a customer during the period of time that Base Severance is paid, or, in the case of Mr. Dupper and Mr. Ervine, during the extended period of Enhanced Severance.

The full texts of the employment agreements are attached as 99.1, 99.2, 99.3. and 99.4  to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d)	Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Employment Agreement entered into between Evolving Systems, Inc. and Thaddeus Dupper
99.2	Employment Agreement entered into between Evolving Systems, Inc. and Brian R. Ervine
99.3	Employment Agreement entered into between Evolving Systems, Inc. and Anita T. Moseley
99.4	Amendment to Terms and Conditions of Employment between Evolving Systems Limited, Evolving Systems, Inc. and James King

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 19, 2011

Evolving Systems, Inc.

		By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Employment Agreement entered into between Evolving Systems, Inc. and Thaddeus Dupper
99.2	Employment Agreement entered into between Evolving Systems, Inc. and Brian R. Ervine
99.3	Employment Agreement entered into between Evolving Systems, Inc. and Anita T. Moseley
99.4	Amendment to Terms and Conditions of Employment between Evolving Systems Limited, Evolving Systems, Inc. and James King